Exhibit 99.1

Exicure, Inc. Announces Adjournment of Annual Meeting of Stockholders

CHICAGO, IL. — May 27, 2022 — Exicure, Inc. (NASDAQ: XCUR), an early-stage biotechnology company focused on the development of next generation nucleic acid therapies targeting RNA to address both genetic and non-genetic neurological disorders and hair loss disorders, today announced that the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held in virtual format on Friday, May 27, 2022 at 1:00 p.m. Central Time, was convened and adjourned until June 10, 2022 at 1:00 p.m. Central Time without any business being conducted. The Company adjourned the Annual Meeting for the purpose of allowing additional time for stockholders to vote on Proposal 3, described below and as set forth in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 12, 2022 (the “Proxy Statement”). The business scheduled for the re-convened meeting remains the same as set forth in the Proxy Statement.

At the re-convened meeting, stockholders of the Company will consider and vote to (i) elect the two (2) nominees for director named in the Proxy Statement to hold office until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal 1); (ii) ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2); (iii) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-30, with such ratio to be determined in the discretion of the Board of Directors (Proposal 3); and (iv) conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

If you have already voted your shares, you do not need to vote again and we thank you for your support. If you have voted against Proposal 3 or abstained, we urge you to reconsider your vote, and vote in favor of Proposal 3. The Board of Directors believes the proposed reverse stock split is in the best interests of the Company’s stockholders as it enables the Company to reestablish compliance with Nasdaq’s minimum bid price requirement, however there is no guarantee that it will maintain such compliance.

All stockholders of record as of April 7, 2022, who have not already done so are encouraged to vote on the proposals. Stockholders who have already voted need not take any further action.

The re-convened meeting will be held in a virtual format only via the Internet at www.virtualshareholdermeeting.com/XCUR2022.

About Exicure

Exicure, Inc. is an early-stage biotechnology company developing nucleic acid therapies targeting ribonucleic acid against validated targets to neurological disorders and hair loss. The team includes a diverse scientific group with expertise in nucleic acid chemistry, drug development and neuroscience. Headquartered in Chicago, Illinois, the Company conducts its discovery and development efforts in-house with a dedicated 30,000 square foot facility, including rapid and automated high throughput nucleic acid synthesis and screening. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to: statements regarding the Company’s re-convened annual meeting; and the ability of the proposed reverse stock split to enable the Company to reestablish compliance with Nasdaq’s minimum bid price requirement. Words such as “plans,” “expects,” “will,” “anticipates,” “advance,” “believes,” “may,” “intend,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market and other conditions; the Company’s ability to adequately finance its business and seek alternative sources of financing the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the unproven approach of the Company’s SNA platform; the Company’s preclinical programs do not advance into clinical or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; the ability of the Company to obtain or maintain its existing or future collaborations, licenses or contractual relationships and/or collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; the ability of the Company to protect its intellectual property rights; and the impact of the completion of the Company’s previously reported internal investigation on the Company’s business and diversion of management time and attention on related issues, including any related investigations or proceedings, shareholder lawsuits, reputational harm, or the possibility that executives or other employees may resign. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission on May 16, 2022, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macdougall.bio

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